Exhibit 99.1

Blackstone Real Estate Income Trust Acquires $1.8 Billion Canyon Industrial Portfolio

New York, NY, March 12, 2018. Blackstone Real Estate Income Trust, Inc. (“BREIT”) announced today that it acquired the Canyon Industrial Portfolio, a 22 million square foot portfolio of industrial assets, for approximately $1.8 billion.

The Canyon Industrial Portfolio is comprised of 146 last-mile infill warehouses and distribution buildings with major concentrations in Chicago, Dallas, Baltimore/Washington D.C., Los Angeles/Inland Empire and South/Central Florida. The assets are of high physical quality and in attractive locations, and the portfolio features a strong, creditworthy tenant mix including Amazon, FedEx, DHL, Coca-Cola, Fiat Chrysler and the U.S. Government.

“The Canyon transaction exemplifies BREIT’s focus on real estate asset classes and geographic markets with attractive fundamentals. BREIT’s portfolio, with its emphasis on stable, income-producing warehouse and apartment assets, is well-positioned to benefit from continued tailwinds in these sectors,” said A.J. Agarwal, President of BREIT, and Head of U.S. Core+ Real Estate, Blackstone.

With the closing of this acquisition, BREIT’s portfolio totals $7 billion in gross asset value across 272 assets primarily concentrated in 33 million square feet of industrial assets and 17,200 multifamily apartments, with modest exposure to select-service hotels and grocery-anchored shopping centers.

About BREIT

Blackstone Real Estate Income Trust, Inc. is a perpetual life, monthly NAV REIT that seeks to invest in stabilized income-generating U.S. commercial real estate across the key property types, including multifamily, industrial, retail and hotel assets, and to a lesser extent in real estate-related securities. BREIT is externally managed by BX REIT Advisors L.L.C., a subsidiary of Blackstone. Further information is available at www.breit.com.

About Blackstone

Blackstone (NYSE:BX) is one of the world’s leading investment firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, and the communities in which it works. Blackstone does this by using extraordinary people and flexible capital to help companies solve problems. Blackstone’s asset management businesses, with over $434 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which reflect BREIT’s current views with respect to, among other things, BREIT’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,”

“plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. BREIT believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Registration Statement on Form S-11 (File No. 333-213043) and in BREIT’s annual report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission (“SEC”) which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the filings. BREIT assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

Investor and Media Relations Contacts

Karen Sprogis

Head of Investor Relations

Blackstone Real Estate Income Trust

+1 (212) 583-5854

sprogis@blackstone.com

Paula Chirhart

Media Relations

Blackstone

+1 (212) 583-5263

paula.chirhart@blackstone.com